UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2005

U.S. DRY CLEANING CORPORATION
(Exact name of registrant as specified in its chapter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 E. Tahquitz Canyon, Suite 203 Palm Springs, CA 92262
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 322-7447

First Virtual Communications, Inc. 125 E. Tahquitz Canyon, Suite 203 Palm Springs, CA 92262
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
w  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

w  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

w  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

w  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 5.01 Changes in Control of Registrant.

Forward-Looking Statements

Certain statements made herein and in other public filings and releases by the Company contain “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. These forward-looking statements may include, but are not limited to, future capital expenditures, acquisitions (including the amount and nature thereof), future sales, earnings, margins, costs, number and costs of store openings, demand for clothing, market trends in the retail clothing business, currency fluctuations, inflation and various economic and business trends. Forward-looking statements may be made by management orally or in writing, including, but not limited to, Management's Discussion and Analysis of Financial Condition and Results of Operations section and other sections of our filings with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Securities Act.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, domestic and international economic activity and inflation, our successful execution of internal operating plans and new store and new market expansion plans, performance issues with key suppliers, severe weather, foreign currency fluctuations, government export and import policies and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.

Description of Business

The Company

US Dry Cleaning Corporation (“USDC” or the “Company”) is a Delaware corporation that was formed on July 19, 2005 and on December 30, 2005 completed a reverse merger with a “shell company”. Members of USDC’s management are experienced in acquisition of retail and dry cleaning operations.

As more fully described in Note 1 to the Company’s consolidated financial statements included elsewhere herein, the Company acquired 100% of the outstanding common stock of Steam Press Holdings, Inc. (“Steam Press”) on August 9, 2005 in a stock-for-stock type exchange. Enivel, Inc. dba Young Laundry & Dry Cleaning (“Enivel”) is a wholly owned subsidiary and operating company for Steam Press, which has no separate operations. Enivel was founded in 1902 and operates thirteen retail laundry and dry cleaning stores, in addition to providing hotel and other commercial laundry and dry cleaning services. The Company considers Enivel to be its predecessor, as defined under SEC rules and regulations. Accordingly, the audited statements of operations and cash flows for the year ended September 30, 2004 and ten months ended July 31, 2005, and the unaudited statements of operations and cash flows for year ended September 30, 2003 of Enivel are included as Exhibits 99.2 and 99.3 respectively.

We estimate domestic market dry cleaning revenues at approximately $10 billion annually - the exact size is unknown as it is an unregulated industry dominated by private, geographically diverse operators.

We believe that the dry cleaning industry is naturally entering a consolidation phase as older proprietors and recent inheritors seek returns on their longstanding businesses to liquid assets. The industry is very fragmented with 85% of the dry cleaning operations family owned and operated without the benefit of professional management or access to efficient capital. There are, however, several regional dry cleaning chains which have multiple locations.

As an growing operator we seek to create value through economies of scale, best practices, access to capital markets, and introduction of management experience not typically seen in the industry. One can look to video stores, coffee houses, grocery stores, fast food and hotel chains to see the benefit of branded enterprises with centralized professional management and a cohesive national vision.

The Company intends to acquire high quality operations within strategic geographical regions in order to maximize the efficiencies of the “hub-and-spoke” concept. With the acquisition of Young Laundry and Dry Cleaners in Honolulu, Hawaii, USDC can track its history back to the beginning of the industry in 1902. Since then, the dry cleaning industry has been durable and has survived, among other things, economic downturns, fads, changes in fashion, wars, depression, and natural disasters.

Over the last year, USDC has completed acquisitions in Hawaii and California with annual revenues of approximately $6,400,000. USDC combines a management team with extensive experience in retail consolidations and dry cleaning operations, with a proven operating model.

We intend to acquire positive cash flow operations at accretive valuations. Since each acquisition target is expected to be self-sufficient prior to any synergies to be gained from consolidation of operations and economies of scale, we expect to limit downside risk.

The Company believes that the current absence of extensive competition to acquire the larger dominant operators will change radically if the industry consolidates. If the Company can generate a foundation on which to support its projected growth, it could become a well-positioned, highly valued acquisition candidate itself. Management believes that the greatest value achieved in any consolidation occurs during the earliest phases.

We expect that a significant driver of value creation post-acquisition and assimilation will be the use of a “hub-and-spoke” method of operation. By operating between one and two local brands from each factory facility, thereby comprising a “district”; the Company may be able to integrate new, smaller operations that are added through acquisition or organic growth in an efficient manner. As an example, our Hawaiian facility is a 20,000 square foot factory that has been operating two separate brands successfully for over ten years with a hub-and-spoke model. USDC plans additional acquisitions in Hawaii which would incorporate production for the acquired retail stores into the existing central production facility.

The Dry Cleaning Industry

The dry cleaning industry has continued to evolve with the development of numerous chemicals and solvents that enhance the effectiveness of the dry cleaning process. The industry itself now encompasses approximately 27,000 U.S. based providers generating estimated revenues in excess of approximately $10 billion per year.

Industry Overview

As the majority of the industry is private, there is limited information available for comparative purposes. Nevertheless, there are a few fundamental points typical to the average operator:

•	Eighty-five percent of the 27,000 dry cleaners in the United States are small owner operated shops.
•
Dry cleaning occupations consist of skilled dry cleaners, spotters, pressers, and counter attendants, with most dry cleaning establishments requiring workers to perform at least two of these jobs out of necessity. Classic family-owned-and-operated cleaners typically have two or three full-time employees (including the owner) and some additional part-time employees. A typical operation might consist of a single small storefront operation, with customer pickup and delivery in the front and cleaning and finishing in the back.

•
We believe the most profitable form of dry-cleaning business is a “hub and spoke” company that performs all of the processing in large, centralized production facilities. This type of firm often includes additional pick-up and drop-off points that provide the main plant with goods to dry clean.

History & Highlights

Average annual revenues for the dry cleaning industry have historically increased by roughly the rate of inflation (based on SIC code 7216). In recent years, a number of recurring issues has pressured the dry cleaning industry, including:

•	Intensified competition
•	Higher minimum wages
•	Changes by the Federal Trade Commission in care labeling rules due to fashion’s fabric trends
•	Recent costly environmental regulations
•	Non-renewal of leases by building owners where cleaners operate
•	Increasing public concern that cleaning solvents may cause cancer

We believe that the Company is better equipped to address these challenges than small, independent operators.

Competition

A handful of markets are dominated by large, well-capitalized operators who have implemented a model similar to USDC’s vision--serving multiple locations with centralized, large capacity production facilities. Smaller players are fining it more difficult to retain market share due to higher overall operating costs and constraints. The Company believes that its strategy of centralized operations, consolidation, and public corporate structure is unique in the dry cleaning industry. However, there can be no assurance that other enterprises may not seek to acquire a significant number of dry cleaning operations in markets in which the Company currently or prospectively will operate.

Environmental Regulation

The Company operates in an industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing the expansion of its operations; competition; attracting and retaining qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government or environmental regulations. Therefore, the Company may be subject to the risks of delays and potential business failure.

The dry cleaning industry has been a target for environmental regulation during the past two decades due to the use of certain solvents in the cleaning process. For example, in 2002, air quality officials in Southern California approved a gradual phase out of Perchloroethylene (“Perc”), the most common dry cleaning solvent, by 2020. Under the new rule, which went into effect January 1, 2003, any new dry cleaning business or facility that adds a machine must add a non-Perc machine. While existing dry cleaners can continue to operate one Perc machine until 2020, by November 2007 all dry cleaners using Perc must utilize state-of-the-art pollution controls to reduce Perc emissions. The Company believes that it is ahead of the curve with respect to successfully adopting and integration of the new dry cleaning processes.

Management feels that domestic media have generally sensationalized the perceived hazards of Perc to operators, clients and the environment in general. Perc is a volatile, yet non-flammable, substance that requires precautions and proper handling. However, it has proven safe, effective and completely manageable for years and the Company anticipates that its centralized operations and improvements in all facets of the business will further improve the safety for employees, clients and the environment. The Company will continue to utilize perchloroethylene, or “Perc” where permitted on a limited interim basis to assure an orderly transition. To the extent that additional investment for environmental compliance may be necessary, the Company does not anticipate any significant financial impact. The Company believes that it fully complies with all relevant rules and regulations pertaining to the use of chemical agents.

As with any company involved in the use of chemical agents, the Company may, from time to time, be subject to any one or combination of the following federal guidelines:

1. The Clean Water Act;
2. The Clean Air Act;
3. The Resource Conservation & Recovery Act;
4. The Comprehensive Environmental Response, Compensation & Recovery Act; and
5. Additional State and Local guidelines and legislation.

The Company fully complies with all known federal, state, and local legislation pertaining to the use of all chemical agents and will endeavor to ensure that the entire organization proactively remains in compliance with all known statues and regulations in the future.

Business Strategy

The Company seeks to only acquire the leading operators in a geographic market with a track record of profitability. Company research indicates that there are approximately 100 market-leading operators in the U.S. that are environmentally compliant and have revenues in excess of $5 million annually. These companies are second to third generation owned and are too large to be acquired by any other operator, aside from USDC, thereby lacking an alternative exit strategy. The Company then intends to make subsequent acquisitions within a target market, utilizing the central plant already established.

Eliminate Administrative Duplication

The Company’s efforts to be more efficient will extend to administration and management affairs—human resources, advertising, payroll, legal, information technology, accounting, etc. will all be centralized. This will eliminate duplication of administrative efforts and associated personnel throughout the organization, while keeping day-to-day decisions close to the customer and employee base, allowing district managers to focus on customer service, local marketing, quality, and revenue growth.

Management Effectiveness

The Company intends to initially leave existing field management in place with each additional acquisition and focus initial savings on elimination of back-office and administrative duplication of efforts.

Real Estate Location Advantages

The Company intends to establish its central plant in office parks and commercial zones where concerns over chemical use and storage are limited and large, noisy industrial operations are typical. Retail fronts become a mere access point for clients to drop-off and pick-up their orders; thus, the Company can eliminate the requirement for significant square footage in its store fronts, which are typically in high-rent, high-turnover locations. The actual cost savings to the organization will be dictated by the geographical location of each store front and the reduction in square footage. Finally, this arrangement eliminates the complication of seeking high-visibility, high-traffic locations for an industrial operation.

Operations Strategy

The Company operates centrally located dry cleaning factories in Hawaii and California that serve as production plants to multiple dry cleaning store fronts, as well as the hub for hotel, resort, and pick-up and delivery service. Central processing allows for the selection of prime sites for new locations, as less square footage is required for these service centers. Much of the potential growth lies with ancillary services, most notably pick-up and delivery, alterations, and servicing the targeted area’s hotel and resort communities. Furthermore, the Company will seek to gain a distinct advantage by preempting the need for major re-tooling in the near future.

The Company believes it can implement the following changes that will enhance operations of acquired companies and support its growth initiatives:

•	Leverage Infrastructure. The Company intends to maximize the utility and efficiencies of a central production facility and “hub and spoke” structure;
•	Route Expansion. The Company intends to add additional “pickup and delivery” service areas;
•
Store Fronts. The Company plans to expand the number of storefronts with each acquired market as quality locations become available, which will have automated systems to assist in the tracking of clothes; professionally trained and uniformed counter staff; a clean, bright lobby area; and quality changing/alterations areas;

•
Brand Name. Initially, USDC will retain the brand names of the acquired market leaders, preserving the customer goodwill in that area. Over time, the Company intends to establish brand name awareness of its corporate name; and

•
Additional Products. By offering ancillary product lines, such as pick-up and delivery service, expanded household services beyond clothing, on-site alterations, fire restoration, and shoe repair and maintenance, the Company will seek to add incremental profits through leveraging existing central-plant operations.

Hub and Spoke

The Company intends to utilize the “hub and spoke” operating model. This model, which is based on a centralized plant versus numerous smaller facilities within one market, has proven advantageous and more profitable for the well capitalized, experienced operators that are currently deploying the model. The model requires an upfront investment of capital. Upon the completion of the central plant, additional volume is immediately and easily absorbed at a lower per unit with improved quality. It also enables the flexibility to offer additional value-added services.

The Company intends to target those markets that are well suited for the “hub and spoke” method of operation, which shall possess much of the following desirable requirements:

•	Ample high-income population within a tight geographic area with a high demand for services and a low threshold of competition;
•	A traffic infrastructure allowing for the ease of transportation 1) between stores and production facility, and 2) for the Company’s route drivers when picking up and delivering clothing;
•	An abundant trained labor pool, forecasted well in excess of demand for the next ten years; and
•
Numerous retail center openings planned over the next 5-10 years, representing an opportunity to open new storefronts. Furthermore, the population should be growing within each of the Company’s proposed markets.

Districts

The Company will consist of a number of operating “districts”. Each district will be comprised of a central plant with approximately 15 to 50 stores across 1 or 2 brands. Each district will be managed by one General Manager who oversees a Customer Service Manager, a Plant Manager, and an Office Manager.

This arrangement and its actual parameters, headcount, and layout are subject to substantial change and revision to meet the evolving needs of the business. However, based upon experience in the industry, the Company’s management believes such an arrangement would operate efficiently. This structure allows for a central office infrastructure, while keeping day-to-day decision making close to the customer- and employee-base.

Employees

The Company has approximately 150 employees, of which 137 are full-time. None of the Company’s employees are represented by a labor union.

Management Discussion and Analysis of Financial Condition and Results of Operations.

Overview

The operating results for the period presented should not be deemed to be reflective of expected future operating results as such results only reflect operations for the period July 19, 2005 (inception) through September 30, 2005, for USDC and from August 9, 2005 (the date of acquisition) through September 30, 2005, for Steam Press and CVR (both defined below). These results are not indicative of the Company’s operations on a going-forward basis. The results were adversely affected by several factors including a fire at the primary Palm Springs location which shut down operations at that facility for over ten months and required the Company to process dry cleaning with third-party processors in order to retain market share. Other factors include the fact that both CVR and Steam Press were significantly under-capitalized prior to being acquired by the Company and, as such, were unable to implement operational improvements and initiate significant marketing plans. While we have initiated corrective actions, the results of such actions will take time to materialize.

Revenues

For the period July 19, 2005 through September 30, 2005, we had revenues of approximately $960,000 with a gross margin of 33.1%. Our revenues were derived from laundry, dry cleaning, hotel, and industrial services.

Operating Expenses

For the period July 19, 2005 through September 30, 2005, operating expenses were approximately $1,176,000. Delivery expenses, store expenses, and sales expenses totaled approximately $383,000 and related primarily to the operation of our retail stores. Administrative expenses were approximately $341,000 and consisted mainly of administrative salaries. Other expenses were approximately $452,000 and consisted mainly of restructuring charges of approximately $127,000, acquisition related charges of approximately $219,000, board of directors’ service fees of approximately $54,000, and depreciation and amortization expenses of approximately $52,000.

Operating Loss

For the period July 19, 2005 through September 30, 2005, we had an operating loss of approximately $859,000. The operating loss is partially due to the fire at the main CVR processing plant which caused us to incur additional overhead while the Company worked with the insurance company to settle its claims and look for new facilities.

Net Loss

For the period July 19, 2005 through September 30, 2005, we had a net loss of approximately $953,000 or a $0.15 per common share loss.

Liquidity and Going Concern Considerations

Liquidity

During the period August 2005 through September 2005, the Company raised approximately $2.3 million through the issuance of senior secured convertible notes and converted $800,000 of notes payable into senior-secured convertible notes. In August 2005, we acquired Steam Press Holdings, Inc. (“Steam Press”), and Coachella Valley Retail, LLC (“CVR”), in stock-for-stock transactions. These strategic acquisitions have provided us with a strong presence in both Palm Springs, California and Hawaii.

As of September 30, 2005, we had negative working capital of approximately $2,805,000. Our current assets were approximately $1,748,000, which consisted primarily of approximately $706,000 in cash and cash equivalents, $498,000 in net trade and other receivables, and $250,000 in net deferred financing costs. Our current liabilities were approximately $4,553,000, which consisted primarily of approximately $880,000 in trade accounts and accrued expenses and $3,552,000 in current long-term debt.

Net cash used in operating activities during the period ended September 30, 2005, was approximately $797,000. The current period results were due primarily to the operating loss of approximately $859,000 and decreases in accounts payable of approximately $116,000.

Cash flow used in investing activities for the fiscal year ended September 30, 2005, was approximately $62,000 and consisted primarily of capital expenditures of approximately $93,000, offset by cash of acquired companies of approximately $31,000.

For the fiscal year ended September 30, 2005, cash flow provided by financing activities totaled approximately $1,565,000 and consisted primarily of the proceeds from the issuance of convertible notes payable of approximately $2,300,000, offset by repayments on other notes payable of approximately $429,000 and deferred financing costs of approximately $299,000.

Going Concern Considerations

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. At September 30, 2005, the Company had negative working capital of approximately $2,805,000 and losses from operations for the period from July 19, 2005 (inception) to September 30, 2005 of approximately $859,000. At June 30, 2006, the Company had working capital of approximately $1,964,000 and losses from operations for the nine months then ended of approximately $2,020,000. The Company’s business plan calls for various business acquisitions which will require substantial capital - a factor, among others, which raises substantial doubt about the Company's ability to continue as a going concern. The Company intends to fund operations through debt and equity financing transactions and facilitate such fund raising efforts by registering shares of its common stock with the SEC as a public company. However, such financing transactions may be insufficient to fund its planned acquisitions, capital expenditures, working capital, and other cash requirements for the fiscal year ending September 30, 2006.

The Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

Since inception, the Company has yet to generate any profits from operations. Accordingly, the Company has met its capital requirements primarily through the private sale of its convertible secured promissory notes and secured convertible debentures. The Company has raised approximately $8.8 million through such private sales. In May 2006, the majority of the holders of senior-secured convertible notes elected to convert them into the Company’s common stock.

The Company’s capital requirements depend on numerous factors, including the rate of market acceptance of the Company’s products and services, the Company’s ability to service its customers, the Company’s ability to maintain and expand its customer base, the level of resources required to expand the Company’s marketing and sales organization, and other factors. As more fully explained elsewhere herein, the Company’s management presently believes that cash generated from operations (if any), combined with the Company’s current cash positions, debt and/or equity financing proposals now under consideration, will be sufficient to meet the Company’s anticipated liquidity requirements through September 2006. However, there can be no assurances that any debt and/or equity financing now under consideration will be successful at acceptable terms.

Critical Accounting Policies

To prepare the financial statements in conformity with accounting principles generally accepted in the United States, management is required to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In particular, we provide for estimates regarding the collectability of accounts receivable, the net realizable value of our inventory, the recoverability of long-lived assets, as well as our deferred tax asset and valuation allowance. On an ongoing basis, we evaluate our estimates based on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Future financial results could differ materially from current financial results.

Revenue Recognition

We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 104 “Revenue Recognition, Corrected Copy,” (SAB 104). SAB 104 requires that four basic criteria be met before revenue can be recognized: (1) pervasive evidence that an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. The Company recognizes revenue on retail laundry and dry cleaning services when the services are deemed to have been provided. For “walk-in and pickup-and-delivery” type retail customers, the order is deemed to have been completed when the work-order ticket is created and the sale and related account receivable are recorded. For commercial customers, the sale is not recorded until the Company delivers the cleaned garments back to the commercial customer. Generally, the Company delivers the cleaned garments back to commercial customers the same day they are dropped off (same-day service). Sales are reflected in the accompanying financial statements net of “Returns and Allowances”, which are reflected as a reduction of gross sales.

Returns and Allowances

We experience claims for items damaged during processing, adjustments in resolution of customer disputes, and promotional discounts, all of which are recorded as incurred. Such charges average about one percent of gross revenue. Sales are reflected in the accompanying financial statements net of “Returns and Allowances”, which are reflected as a reduction of gross sales.

Accounts Receivable

We perform ongoing credit evaluations of our customers and adjust credit limits based on payment history and the customers’ current buying habits. We monitor collections and payments from our customers and maintain a provision for estimated credit losses based on specific customer collection issues that have been identified.

Long-lived Assets

We assess the impairment of long-lived assets, including goodwill, annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held for use is based on expectations of future undiscounted cash flows from the related operations, and when circumstances dictate, we adjust the asset to the extent the carrying value exceeds the fair value of the asset. Our judgments related to the expected useful lives of long-lived assets and our ability to realize undiscounted cash flows in excess of the carrying amounts of such assets are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions, and changes in operating performance. As we assess the ongoing expected cash flows and carrying amounts of our long-lived assets, these factors could cause us to realize a material impairment charge, which would result in decreased results of operations and potentially decrease the carrying value of these assets.

Deferred Tax Assets

Deferred tax assets are recorded net of a valuation allowance. The valuation allowance reduces the carrying amounts of deferred tax assets to an amount the Company’s management believes is more likely than not realizable. In making the determination, projections of taxable income, past operating results, and tax planning strategies are considered.

Purchase Price Allocations for Acquisitions

The allocation of the purchase price for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. We reached our conclusions regarding the fair values assigned to identifiable tangible and intangible assets based upon a number of factors, including valuations and appraisals from an independent firm. We, however, are ultimately responsible for these valuations. We believe the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. As part of that analysis, we also must determine whether an acquired entity is considered to be a “business” or a “set of net assets” because only if a business is acquired can any of the purchase price be allocated to goodwill. We determined that the Steam Press and CVR acquisitions were acquisitions of businesses. See Note 6 of the Company’s consolidated financial statements for more details.

Contractual Commitments

On July 29, 2005, the Company entered into a two-year employment agreement with Michael Drace. Under the terms of such agreement, Mr. Drace shall be compensated $175,000 during the first twelve month period and $183,600 during the second twelve month period. Mr. Drace also qualifies for certain other benefits and a discretionary bonus. Furthermore, Mr. Drace is entitled to participate in the Company’s stock option plan at a level commensurate with the position of Chief Executive Officer. This agreement may be extended for three additional years by mutual consent.

On October 19, 2005, the Company entered into a term sheet with Haddon Libby. Under the terms of such agreement, Mr. Libby shall be compensated $150,000 annually. He will receive periodic performance bonuses that, on an annual basis, can be as high as three times his base salary. Mr. Libby also received 300,000 shares of restricted common stock as a start-up bonus with a value of $0.1208 per share. Furthermore, Mr. Libby will have severance provisions of six months in the event his employment is terminated.

A summary of contractual obligations as of September 30, 2005, is as follows:

Contractual Obligations and Commitments	Total	2006	2007	2008	2009	Beyond

Operating leases	$2,091,000	$571,000	$470,000	$406,000	$330,000	$314,000
Capital lease obligations	271,000	116,000	76,000	49,000	30,000	—
Long-term debt	3,829,000	3,035,000	348,000	247,000	199,000	—
Total Contractual Obligations and Commitments	$6,191,000	$3,722,000	$894,000	$702,000	$559,000	$314,000

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, do not engage in trading activities involving non-exchange traded contracts, and are not a party to any transaction with persons or activities that derive benefits, except as disclosed herein, from their non-independent relationships with us.

Inflation

We believe that inflation generally causes an increase in sales prices with an offsetting unfavorable effect on the cost of products and services sold and other operating expenses. Accordingly, with the possible exception of the impact on interest rates, we believe that inflation will have no significant effect on our results of operations or financial condition.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) addresses the accounting for transactions in which an enterprise exchanges its equity instruments for employee services. It also addresses transactions in which an enterprise incurs liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of those equity instruments in exchange for employee services. The cost of employee services received in exchange for equity instruments, including employee stock options, is to be measured at the grant-date fair value of those instruments. That cost will be recognized as compensation expense over the service period, which would normally be the vesting period. In April 2005, the SEC released Staff Accounting Bulletin No. 107, which provided additional guidance on the adoption of SFAS 123(R) and amended its previously adopted rule to modify compliance dates for SFAS 123(R), requiring adoption for fiscal years beginning after June 15, 2005. We will continue to evaluate the impact of SFAS 123(R) on our financial position and results of operations.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principles unless it is impracticable. APB Opinion No. 20, “Accounting Changes”, previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement is effective for us as of October 1, 2005. We do not believe that the adoption of SFAS No. 154 will have a material impact on our financial statements.

Description of Property.

We are currently leasing our administrative offices, sales offices and production facilities which are approximately 20,000 square feet located at 1930 Auiki Street, Honolulu, Hawaii 96819.

We are currently leasing various small store front facilities as our retail outlets in Honolulu, Hawaii and Palm Springs, California areas. It is the Company’s intent to lease additional production facilities within Palm Springs/Riverside, California in the foreseeable future to replace a facility lost to a fire in July 2005.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of September 1, 2006, by: (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) the executive officers named in the summary compensation table, and (iv) all such directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 1, 2006. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class (1)
Executive Officers and Directors:
Michael E. Drace 224 Kuuhale Street Kailua, HI 96734	531,826 (2)	3.2%
Robert Y. Lee 82 Magdalena Drive Rancho Mirage, CA 92270	800,000 (3)	4.9%
Earl Greenburg 125 E. Tahquitz Canyon, Suite 203 Palm Springs, CA 92262	406,826 (4)	2.5%
Haddon B. Libby 45805 Cielito Dr Indian Wells, CA 92210	534,326 (5)	3.3%
Anthony J. A. Bryan 2525 North Ocean Blvd Gulfstream, FL 33483	200,000	1.2%
Martin Brill 10250 Constellation Blvd. Ste. 1700 Los Angeles, California 90067	669,113	4.1%
All Directors and Executive Officers (six persons)	3,142,091	19.2%
More than 5% Beneficial Owners:
The Watley Group, LLC 1801 Century Park East, Suite 1830 Los Angeles, CA 90067	924,002	5.6%
Brian C. Walker 78-022 Red Hawk Lane La Quinta, CA 92253	835,238	5.1%
All Others	11,488,943	70.1%
TOTAL	16,390,274	100%
* Constitutes less than 1%
______________
(1) As used in this table, “beneficial ownership” means the sole or shared voting power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. Applicable percentage ownership is based on 16,390,274 shares of common stock outstanding at September 1, 2006.

(2) Includes 375,000 common shares held by Mr. Drace and 156,826 common shares held by Mrs. Drace. The shares are held in a trust for the benefit of Mr. Drace and his family members. Mr. Drace is the trustee.

(3) Includes 800,000 common shares, but not include 240,000 shares of common stock held by Robert Y. Lee Charitable Foundation and 600,000 shares of common stock, which are held by the Rhoton Family Trust. Neither Mr. Lee nor his family members are beneficiaries of either the charitable foundation or the Rhoton Family Trust, and Mr. Lee does not have any voting, dispositive, or investment powers with respect to the shares.

(4) Includes 356,826 common shares held individually and 50,000 shares held by Transactional Marketing Partners, of which Mr. Greenburg is a principal and chairman of the board.

Name and Address	Amount and Nature of Beneficial Ownership of Preferred Stock	Percent of Class
Executive Officers and Directors:
Michael E. Drace 224 Kuuhale Street Kailua, HI 96734	506,400	42.2%
All Directors and Executive Officers (one person)	506,400	42.2%
More than 5% Beneficial Owners:
David Applebaum Revocable Trust 2340 Green Mountain Court Las Vegas, NV 89135	541,687	45.1%
All Others	151,913	12.7%
TOTAL	1,200,000	100%

Directors and Executive Officers

The following table sets forth information concerning our current executive officers and directors, as of September 1, 2006. Aside from Martin Brill, who became a director in July 2006, each director has been a director of the Company since inception (as US Dry Cleaning, Inc.).

Name	Age	Position
Robert Y. Lee	43	Chairman of the Board
Michael E. Drace	59	President, Chief Executive Officer, Secretary and Director
Haddon B. Libby	44	Chief Financial Officer
Anthony J. A. Bryan	82	Director
Earl Greenburg	59	Director
Martin Brill	60	Director

Robert Y. Lee is the founder of the Company and Chairman of the Board from 2005 through present. Mr. Lee was an independent investor from 2001 through 2005. During Mr. Lee’s 24-year retail store career, he has opened, acquired, managed, and operated over 500 video retail stores from 1990 through 2001. He led the growth of Video City, Inc., a formerly California-based operator of video retail stores, from an 18-store regional chain to more than 130 video rental stores located in 12 states. As of March 2000 (following the sale of 49 stores located in Oregon and Washington to Blockbuster, Inc.), in conjunction with management of the operations of West Coast Entertainment Corporation, Video City owned or managed 307 corporate stores and an additional 80 franchised locations. In August 2000, Video City filed a petition under Chapter 11 of the United States Bankruptcy Code.

Michael E. Drace, President, Chief Executive Officer, Secretary and Director. Mr. Drace has served as President and principal shareholder of Young Laundry and Dry Cleaners since 1995. Mr. Drace began his career in 1969 as a Maintenance Engineer for a large, commercial laundry company.

Haddon B. Libby, Chief Financial Officer. Mr. Libby previously worked for Bank of America as Senior Vice President in its Banc of America Securities and Private Bank/Banc of America Investment Services units from 1992 to 2005. While a senior officer for their Private Bank operations in Coachella Valley (2002 to 2005), he was responsible for a nine-figure investment portfolio. Mr. Libby serves as Chairman and President of the La Quinta Arts Foundation and serves on the Boards of The Living Desert Zoo and Botanical Gardens and the Palm Springs International Film Festival. He has spoken at the Milken Institute’s High Yield Debt Conference, California Broadcasters Association, and USC Graduate School of Business on various financing techniques and approaches. Mr. Libby received a B.S. in Business Administration-Finance from Northeastern University in 1985, graduating Magna Cum Laude, a four-year Travelli Scholar, and recipient of the Ford Humanitarian Award.

Anthony J. A. Bryan, Director. Mr. Bryan currently serves as a member of our Board of Directors, a position that he has held since inception. He also serves as non-executive Vice-Chairman of the Board for Astrata Group Incorporated, a publicly traded company in the telematics and geomatics sectors of the GPS industry, which position he has held since June 2005, having initially served as its Chairman of the Board since January 2005. In addition, Mr. Bryan is the non-executive Chairman of the Board of 360 Global Wine Company, a publicly traded company that produces and sells wine, a position that he has held since November 2004. Mr. Bryan has been a member of the Board of Directors of 360 Global Wine since November 2003. Mr. Bryan is the former Chairman and CEO of Copperweld Corporation, a bimetallic wire and steel tubing company, and the former CEO of Cameron Iron Works, a company in the oil service business. He has also served on the Boards of Directors of Federal Express Corporation, between 1987 and 1996; Chrysler Corporation (now, DaimlerChrysler Corporation), between 1975 and 1991; The PNC Financial Services Group, Inc., between 1978 and 1989; ITT Corporation; Koppers Inc.; Hamilton Oil Company Ltd.; First City National Bank of Houston; and Imetal; and as Chairman of the Executive Committee of Hospital Corporation International (formerly the international division of Hospital Corporation of America), between 1991 and 1992. Mr. Bryan received his Masters Degree in Business Administration from the Harvard Business School.

Earl Greenburg, Director. Mr. Greenburg is a member of our Board of Directors, a position that he has held since inception. Mr. Greenburg is a former Deputy Attorney General for the state of Pennsylvania and is a founding partner of Transactional Marketing Partners (TMP), currently serving as its Chairman since 1990. TMP has offices in Santa Monica, Palm Springs, Florida and Oregon and does business development for companies in the direct response industry. Mr. Greenburg was the only three-term chairman of the Electronic Retailer Association and was the President of the Home Shopping Network (HSN). Mr. Greenburg was selected by Brandon Tartikoff to serve as vice president of NBC for daytime programming, and has produced hundreds of hours of programming for NBC, ABC, CBS, and Fox. Mr. Greenburg also serves as Chairman of the Board of the Palm Springs International Film Festival.

Martin Brill, Director. Mr. Brill has been a senior partner at Levene, Neale, Bender, Rankin & Brill LLP, a law firm specializing in bankruptcy and insolvency matters, since 2000. Mr. Brill has special expertise in complex reorganizations of publicly held companies influenced by securities law. He has represented debtors, creditors’ committees, trustees in bankruptcy, and buyers of assets in numerous bankruptcy cases. Mr. Brill graduated from the University of California, Los Angeles and the UCLA School of Law, and he is a member of the State Bar of California and the American, Los Angeles County, Beverly Hills, and Century City Bar Associations.

There are no family relationships among any of our directors, executive officers or key employees.

Committees of the Board of Directors

All directors participate in the consideration of audit committee functions. The Company is currently in the process of developing a charter for our audit committee and will then seek to engage a qualified financial expert and appoint other committee members.

All directors participate in the consideration of director nominees. We do not have a policy with regard to consideration of nominations of directors. We accept nominations for directors from our security holders. There is no minimum qualification for a nominee to be considered by our directors. All of our directors will consider any nomination and will consider such nomination in accordance with his or her fiduciary responsibility to the Company and its stockholders.

Security holders may send communications to our Board of Directors by writing to US Dry Cleaning Corporation, 125 E. Tahquitz Canyon, Suite 203, Palm Springs, California 92262, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or directors.

Compensation of Directors and Executive Officers

Outside directors receive 50,000 shares upon accepting the appointment as a director of the Company and 10,000 shares annually thereafter on the anniversary date thereof. In addition, outside directors receive $1,000 for each in-person meeting attended and $600 for each telephonic meeting attended. Committee members receive $400 for each committee meeting attended. Inside directors do not receive any compensation for their service as directors. All directors are compensated for their travel and out of pocket expenses as a result of attending meetings.

On September 15, 2005, the Board ratified an agreement between our Chairman, Mr. Robert Y. Lee, and The Watley Group, LLC, whereby Mr. Lee shall receive a success fee equal to three percent of the first $5.0 million of enterprise value and one and one-half percent of enterprise value in excess of $5.0 million from The Watley Group, LLC, in connection with acquisitions for which The Watley Group receives an Acquisition Success fee from the Company. Mr. Lee does not receive a salary from the Company for his efforts on the Company’s behalf, but is reimbursed for his “Out of Pocket” expenses and for attending meetings of the Board and Committees. Mr. Lee is a non-executive Chairman of our Board of Directors and, as such, is compensated consistent with all other outside directors.

The following table sets forth certain annual and long-term compensation paid to our Chief Executive Officer and our executive officers.

Summary Compensation Table

Long-Term
		Annual Compensation			Compensation
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name & Principal Position	Year	($)	($)	($)	($)	(#)	($)
Michael E. Drace, President, CEO ** and Secretary	2005	29,170	-	3,000*	-	-	-

Haddon B. Libby, CFO ***	2005	0	-	-	-	-	-
* The Company provides Mr. Drace approximately $1,500 per month of car allowance.
** Mr. Drace was employed on July 29, 2005.
*** Mr. Libby started on October 19, 2005.

Employment Agreements

On July 29, 2005, the Company entered into a two-year employment agreement with Mr. Drace. Under the terms of such agreement, Mr. Drace shall be compensated $175,000 during the first 12-month period and $183,600 during the second 12-month period. Mr. Drace also qualifies for certain other benefits and a discretionary bonus. Furthermore, Mr. Drace is entitled to participate in the Company’s stock option plan at a level commensurate with the position of Chief Executive Officer. This agreement may be extended for three additional years by mutual consent.

On October 19, 2005, the Company entered into a term sheet with Haddon Libby. Under the terms of such agreement, Mr. Libby shall be compensated $150,000 annually. He will received periodic performance bonuses that, on an annual basis, can be as high as three times his base salary. Mr. Libby also received 300,000 shares of restricted common stock as a start-up bonus with a value of $0.1208 per share. Furthermore, Mr. Libby will have severance provisions of six months in the event his employment is terminated.

Copies of the employment agreements are attached as Exhibits 10.2 and 10.3 respectively and are incorporated herein by this reference.

Certain Relationships and Related Transactions

On July 19, 2005, we entered into a Consulting Agreement with The Watley Group, LLC (“Watley”), which was ratified by the Board of Directors on September 15, 2005, with regard to capital referral fees, merger and acquisitions, and other services. Under terms of the Agreement, Watley receives a success fee for identifying, coordinating, and otherwise facilitating the completion of acquisitions. In addition, Watley is to receive a success fee for identifying and facilitating fund raising. If requested by the Company, Watley may perform various other consulting services for a two-year period and for such services was granted 1,026,668 shares of our common stock. Further, for the quarters ended September 30, and December 31, 2005, and March 31, and June 30, 2006, Watley received fees from the Company of approximately $239,000, $224,000, $336,000, and $436,000, respectively. Anthony J. A. Bryan, a member of our board is the father of Mr. John Bryan, Chief Executive Officer of Watley.

On September 15, 2005, the Board ratified the issuance of warrants to purchase 1,500,000 shares of our common stock for $.01 per share to Watley and warrants to purchase 1,500,000 shares of our common stock for $.01 per share to our Chairman, Mr. Robert Y. Lee. Such warrants are to vest when our sales equal or exceed $100 million on an annualized basis for a consecutive 90-day period and expire on December 31, 2006. On September 15, 2005, the Board also acknowledged an agreement between our Chairman and Watley, whereby he receives a success fee from Watley in an amount equivalent to three percent of the first $5.0 million of enterprise value and one and one-half percent of enterprise value in excess of $5.0 million in connection with acquisitions for which Watley receives an acquisition success fee from the Company. A copy of the Watley agreement, which includes the agreement with Mr. Lee, is attached as Exhibit 10.3 and is incorporated herein by this reference.

On September 15, 2005, the Board also acknowledged an agreement between our Chairman and Watley, whereby Mr. Lee was to have received a success fee payable by Watley in an amount equivalent to three percent of the first $5.0 million of enterprise value and one and one-half percent of enterprise value in excess of $5.0 million in connection with acquisitions for which Watley was to have received an acquisition success fee from us. During the quarter ended September 30, 2005, Mr. Lee received fees from Watley of approximately $50,000. Pursuant to Mr. Lee’s agreement with Watley, during the quarters ended December 31, 2005, and June 30, 2006, he received approximately $50,000 and $11,000, respectively, of fees from Watley in connection with certain of his fund-raising activities on our behalf.

Pursuant to his agreement with Watley, during the quarters ended March 31, and June 30, 2006, one of our directors, Mr. Earl Greenburg, received approximately $25,000 and $100,000, respectively, in referral fees from Watley for his assistance to the Company in obtaining debt or equity financing.

Pursuant to his agreement with Watley, during the quarter ended March 31, 2006, our Chief Financial Officer, Mr. Haddon Libby, received approximately $100,000 in referral fees from Watley for his assistance to the Company in obtaining debt or equity financing.

Pursuant to his agreement with Watley, during the fiscal year ended September 30, 2006, Mr. Martin Brill, an attorney for us and, as of July 27, 2006, one of our directors, received approximately $220,000 in referral fees from Watley for his assistance to us in obtaining debt or equity financing. Previously, in connection with Mr. Brill’s services in introducing Watley to us, Watley had transferred to Mr. Brill 102,666 of the shares of our common stock that Watley had been issued.

Voting Securities

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.0001 par value per share; 50,000,000 shares of Series B Common Stock, par value $0.0001 per share; and 20,000,000 shares of preferred stock, par value $0.0001 per share. On December 30, 2005 (after effectiveness of the merger between US Dry Cleaning Corporation (“USDC”) and First Virtual Communications, Inc. (“FVC”)), there were 9,754,320 shares of (pre-merger) USDC common stock issued and outstanding, which shares were converted into the right to receive shares of the (post-merger) surviving corporation (renamed US Dry Cleaning Corporation) on a one-for-one basis. All shares of FVC common stock that had been issued and outstanding prior to the merger were canceled and cease to exist as a result of the Confirmation of the First Amended Joint Chapter 11 Plan of Reorganization.

As of October 13, 2006, there were 16,390,274 shares of common stock and 1,200,000 shares of preferred stock outstanding for USDC.

The rights and privileges associated with the Company's preferred stock provide for no dividends, a liquidation preference of $2.40 per share, voting rights equal to those of common stockholders, and conversion into Company common stock on a one-for-one basis any time at the sole discretion of the stockholder. The outstanding preferred stock will automatically convert to common stock on the completion of a reverse merger with a publicly traded company and either (a) the listing of the post-merger entity's common stock on any stock exchange or (b) its inclusion on a national quotation system, such as the OTCBB or the Pink Sheets.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the events disclosed herein, FVC’s common stock had been quoted on the Pink Sheets® under the symbol FVCC. All shares of such common stock that were outstanding were canceled pursuant to the Confirmation Order and the Amended Plan. No active trading market in our securities has yet commenced.

As of the date of this Current Report, there were approximately 263 stockholders of record (not taking into effect the shares of the Company’s common stock to be issued to the Liquidating Trust as provided by the Amended Plan, as described below).

We have not paid any cash dividends since inception to the holders of our common stock. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements, and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

Legal Proceedings

From time to time, the Company may be involved in various claims, lawsuits, or disputes with third-parties incidental to the normal operations of the business. The Company is not currently involved in any such litigation. Furthermore, the Company is not aware of any proceeding that a governmental authority is contemplating.

Changes in and Disagreements with Accountants

There have been no changes in, or disagreements with, our accountants since our formation that are required to be disclosed pursuant to Item 304 of Regulation S-B that have not been previously reported.

Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law of Delaware, or Delaware Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.
Our certificate of incorporation and bylaws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Law and (ii) require us to indemnify our directors and officers to the fullest extent not prohibited by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. In addition, our certificate of incorporation provides that, if Delaware Law is amended after the date of stockholder approval of the certificate of incorporation to further eliminate or limit the personal liability of directors, then the liability of a director would be eliminated or limited to the fullest extent permitted by Delaware Law.

Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees, and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be, made a party by reason of their serving in such positions so long as they (1) acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and (2), with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to us or our stockholders when the director was aware or should have been aware of a risk of serious injury to us or our stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to us or our stockholders, for improper transactions between the director and us, and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as state or federal securities or environmental laws.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Confirmation Order and the Amended Plan effective December 12, 2005, the FVC Creditors Liquidating Trust is entitled to receive 275,698 shares of our common stock for the benefit of the beneficiaries thereof in accordance with the Amended Plan and the Confirmation Order. In addition, in accordance with the order approving the retention of Gregory Sterling as Chief Restructuring Officer, Mr. Sterling is entitled to receive 63,622 shares of the Company’s common stock. Pursuant to the Confirmation Order, all shares to be issued pursuant to the Plan are exempt from registration as provided by Section 1145(a)(1) of the Bankruptcy Code and constitute an exempt offering under Section 3a(7) of the Securities Act.

In September 2005, Levene, Neale, Bender, Rankin & Brill, LLP, received 339,320 shares of our restricted common stock pursuant to an agreement with the Company for no financial consideration. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

In September 2005, in conjunction with our organization, we issued 3,875,000 shares of our restricted common stock to twelve individuals for no financial consideration. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During September 2005, the Company issued 196,140 shares of its restricted common stock as employee awards with an estimated value of $21,121. The transaction described in this paragraph constituted an exempt offering under Section 3a(11) of the Securities Act.

During September 2005, in connection with the acquisition of Steam Press Holdings, Inc., the Company issued 1,200,000 shares of its restricted preferred stock in exchange for $2,880,000. The transaction described in this paragraph constituted an exempt offering pursuant to Regulation D, Rule 506, as promulgated by the SEC under the Securities Act.

During September 2005, in connection with the acquisition of Coachella Valley Retail, LLC, the Company issued 2,490,004 shares of its restricted common stock in exchange for $863,000. The transaction described in this paragraph constituted an exempt offering pursuant to Regulation D, Rule 506, as promulgated by the SEC under the Securities Act.

During September 2005, in connection with the acquisition of Coachella Valley Retail, LLC, the Company converted certain debt of the acquired company into “first round” convertible notes of the Company. Specifically, the following persons had their respective amount of debt converted: The Rhoton Family Trust, $400,000; Brian C. Walker, $150,000; Young C. and Kay L. Lee, $150,000; Connie M. Walker, $50,000; and Mark Bonaca, $50,000. The transaction described in this paragraph constituted an exempt offering under Section 3(a)(9) of the Securities Act.

During September 2005, to compensate the outside directors of the Company, the Company issued 50,000 shares to each of Anthony J.A. Bryan and Earl Greenburg in exchange for their services as directors of the Company, which was valued at $0.1208 per share. In addition, the Company compensated Robert Y. Lee with 50,000 shares of the Company’s common stock for serving as the Company’s Chairman of the Board, which was valued at $0.1208 per share. The transactions described in this paragraph constituted an exempt offering pursuant to Regulation D, Rule 506, as promulgated by the SEC under the Securities Act.

During September 2005, to compensate certain directors for additional services rendered to the Company valued at $0.1208 per share, the Company issued 150,000 shares of common stock to Anthony J.A. Bryan; 100,000 shares of common stock to Earl Greenburg; and 50,000 shares of common stock to Transactional Marketing Partners, Ltd. The transaction described in this paragraph constituted an exempt offering pursuant to Regulation D, Rule 506, as promulgated by the SEC under the Securities Act.

In August 2006, Company, pursuant to a consultant agreement, issued 200,000 shares of its common stock to Burdick Management, Inc., in exchange for certain consulting services to be provided to the Company, which was valued at $50,000. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2005, First Virtual Communications, Inc., a Delaware corporation (“FVC”), and its wholly owned subsidiary, CUseeMe Networks, Inc. (collectively with FVC, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California, located in San Francisco (the “Bankruptcy Court”). On August 25, 2005, the Debtors and the Official Committee of Unsecured Creditors (the “Committee”) jointly filed a plan of reorganization and a related disclosure statement with the Bankruptcy Court. On September 29, 2005, the Bankruptcy Court approved the Company’s disclosure statement (“Disclosure Statement”) with respect to its First Amended Plan of Reorganization (the “Amended Plan”) as containing adequate information, as such term is defined in Section 1125 of Chapter 11 of the United States Bankruptcy Code, to permit the solicitation of votes from creditors on whether to accept the Amended Plan. As also previously reported, after a hearing held on November 14, 2005, the Bankruptcy Court entered an order (“Confirmation Order”) on November 29, 2005, confirming the Amended Plan.

Pursuant to the Amended Plan and the Confirmation Order, the Company and US Dry Cleaning Corporation, a Delaware corporation (“USDC”), consummated a merger transaction (the “Merger”) on December 30, 2005, whereby (pre-merger) USDC merged with and into FVC, with FVC as the surviving corporation (the “Company”), in accordance with the Agreement and Plan of Merger by and between FVC and (pre-merger) USDC, dated December 30, 2005 (the “Merger Agreement”). FVC filed the Certificate of Merger with the Secretary of State of Delaware, effective as of December 30, 2005. The Merger Agreement provided that the Certificate of Incorporation and the Bylaws of FVC, respectively, shall be the Certificate of Incorporation and the Bylaws of the Company, except that the Merger Agreement and the Certificate of Merger provided for the following two amendments to the Certificate of Incorporation. First, the surviving corporation’s name was changed to “US Dry Cleaning Corporation”, effective as of December 30, 2005. The Certificate of Merger also amended the surviving corporation’s Certificate of Incorporation by authorizing 50,000,000 of Common Stock; 50,000,000 shares of Series B Common Stock; and 20,000,000 shares of “blank check” Preferred Stock for future issuance. A copy of the Merger Agreement is attached as Exhibit 10.1 and a copy of the Certificate of Merger is attached as Exhibit 3.1, both of which are incorporated herein by this reference.

Pursuant to the Merger Agreement, each issued and outstanding share of the common stock of (pre-merger) USDC as of immediately prior to the effective time of the Merger was converted into one share of the common stock of the Company (previously FVC), resulting in an aggregate of 9,754,320 shares of the Company’s common stock to be issued in exchange of the outstanding shares of (pre-merger) USDC common stock. All previously issued and outstanding shares of FVC’s common stock were canceled. The Merger Agreement also provided for representations and warranties by each of the two entities with respect to each such company’s organization and power, authority to enter into the agreement, capitalization, and other representations typical for a transaction of this nature. Outstanding stock options and other convertible securities exercisable or convertible into shares of (pre-merger) USDC common stock are now exercisable or convertible, as the case may be, into shares of common stock of the Company at the same exercise price or conversion ratio as set forth in such instruments. As of the effective time of the Merger, the respective individuals who were the directors and officers of USDC immediately prior to the Merger became the directors and officers of the Company.

A copy of the Company’s press release announcing the name change and CUSIP number of the Company’s common stock is attached as Exhibit 99.1 and is incorporated herein by reference.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this Current Report on Form 8-K and other Company filings with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Securities Act when evaluating the Company and its business before purchasing shares of the Company's common stock. Our business, operating results, and financial condition could be seriously harmed due to any of the following risks. The risks described below are material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Our ability to implement our growth strategy may be limited, and even if implemented, there can be no assurance that future acquisitions will not have a material adverse effect on the Company’s operating results.

The Company’s growth strategy includes acquisitions. There can be no assurance that the Company will be able to continue to successfully identify suitable acquisitions candidates, complete acquisitions, and integrate acquired operations (including the operations comprising the acquisitions) into its existing operation or expand into new markets. While the acquired operations are integrated in to the Company’s existing operations, and even thereafter, the acquired operation may not achieve levels of revenue or profitability comparable to those achieved by the Company’s existing operations, or otherwise perform as expected, particularly in the fiscal quarters immediately following the consummation of such transactions.

In addition, notwithstanding its own due diligence investigation, the Company’s management has, and will have, limited knowledge about the specific operating history, trends, and customer patterns of the dry cleaning stores to be acquired in connection with future acquisitions. Consequently, there can be no assurance that the Company will make future acquisitions at favorable prices, that acquired stores will perform as well as they had performed historically, or that the Company will have sufficient information to accurately analyze the markets in which it elects to make acquisitions. Failure to pay reasonable prices for acquisitions or to acquire profitable dry cleaning stores could have a material adverse effect on the Company’s financial condition and results of operations. Furthermore, the Company will be relying upon certain representations, warranties, and indemnities made by the sellers with respect to the acquisitions, as well as its own due diligence investigation. There can be no assurance that such representations and warranties will be true and correct or that the Company’s due diligence will uncover all material adverse facts relating to the operations and financial condition of the store acquired. Any material misrepresentation could have a material adverse effect on the Company’s financial condition and results of operations.

Competition for acquisitions could adversely affect our ability to continue our growth.

If larger, better-capitalized companies enter the industry and seek to acquire the same dry cleaning stores that the Company seeks to acquire, then it would be likely that acquisition prices would increase and result in fewer acquisitions opportunities, which could have a material adverse effect on the Company’s growth.

Our anticipated continued growth will depend in part on our ability to open and operate new stores on a profitable basis.

Although the Company intends to increase the number of its stores within its current market areas and believes that adequate sites are currently available in these markets, the rate of new store openings is subject to various contingencies, some of which are beyond the Company’s control. These contingencies include the Company’s ability to hire and train competent store management and personnel, the ability to obtain adequate capital resources, and the successful integration of new stores into existing operations. There can be no assurance the Company will be able to achieve its planned expansion or that any anticipated expansion will be profitable. Failure of the Company to achieve its planned expansion on a profitable basis could have a material adverse effect on the Company’s financial condition and results of operations.

There can be no assurance that we will be able to generate or secure sufficient funding to support our growth strategy.

The Company intends to finance future acquisitions and new store openings with cash from operations, the issuance of stock, borrowings, and the net proceeds from the sale of debt and/or equity securities. If the Company does not have sufficient cash from operations available under credit facilities or the ability to raise cash through the sale of debt and/or equity securities, or cannot issue its stock on terms suitable to the Company, the Company will be unable to pursue its growth strategy, which could have a material adverse effect on the Company’s ability to increase its revenues and net income and on the Company’s financial condition and results of operations.

Our industry is highly competitive.

The dry cleaning industry is highly competitive. The Company believes there could be as many as 40,000 dry cleaning stores in the United States, and we face intense competition for customers and access to suitable store locations. The Company will compete with other dry cleaner operators in each of its projected markets. Some of the Company’s competitors could have greater financial and marketing resources, market share, and name recognition than the Company. In addition, the Company’s proposed business could be affected by fashion trends, the economy, and a reduction in its markets’ population growth and/or financial conditions and habits. We cannot assure you that we will be able to compete successfully with our competitors in the future.

Our success depends on our management team.

The Company’s operations are dependent on the continued efforts of its Board of Directors and its executive officers, including Michael E. Drace, our President, Chief Executive Officer and Secretary; and Haddon B. Libby, our Chief Financial Officer. If any of these individuals become unwilling or unable to continue their employment or association with the Company, the Company’s business could be affected materially and adversely. Furthermore, the Company’s management has been assembled only recently and has had only a limited opportunity to work together as a team. As a result, there can be no assurance that the Company’s management team will be successful in managing the operations of the Company or be able to effectively implement the Company’s business and expansion strategy. Failure of the Company’s management group to successfully manage the operation of the Company or to effectively implement the Company’s business and expansion strategy could have a material adverse effect on the Company’s financial condition and results of operations.

If we are unable to attract and retain qualified personnel with dry cleaning service-related experience, our business could suffer.

Our current and future success depends on our ability to identify, attract, assimilate, hire, train, retain, and motivate professional, highly-skilled technical, managerial, sales and marketing, and customer service personnel with dry cleaning service-related experience. If we fail to retain and attract the necessary managerial, sales and marketing, technical, and customer service personnel, we may not develop a sufficient customer base to adequately develop our proposed operations and our business could fail.

No independent market studies have been made to confirm the continued demand for our dry cleaning services.

No independent market studies have been made that confirm the demand for our dry cleaning services. If there is not a sufficient market demand for our dry cleaning services, we may suffer or fail in our business and cease operations.

Rights of our stockholders may be negatively affected if we issue any of the shares of preferred stock that our Board of Director has the authority to issue.

We have available for issuance 20,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors is authorized to issue any or all of this preferred stock, in one or more series, without any further action on the part of the stockholders. The rights of our stockholders may be negatively affected if we issue a series of preferred stock in the future that has preference over our common stock, with respect to the payment of dividends or distribution upon our liquidation, dissolution, or winding up.

The success of our expansion strategy depends on the continued loyalty of the customers of the acquired stores.

The success of the dry cleaning stores to be acquired in connection with any acquisition depends in large part on the Company’s ability to successfully convert acquired stores within each market to a single brand name (or in some cases, two brand names), logo, and format without negatively impacting customer service in these stores or a customer’s perception of these stores. To the extent that customers have developed loyalty to current names and logos, such transitions could result in a loss of customers. A loss of customers could have a material adverse effect on the Company’s financial condition and results of operations.

The fact that our directors, officers and affiliated parties or partners own 29.9 percent of our capital stock may decrease your influence on stockholder decisions.

Our executive officers, directors, and joint venture partners, in the aggregate, beneficially own 29.9 percent of our capital stock. As a result, our officers and directors will have the ability to influence our management and affairs and the outcome of matters submitted to stockholders for approval, including the election and removal of directors, amendments to our bylaws, and any merger, consolidation, or sale of all or substantially all of our assets.

Technological advances and regulatory changes may erode revenues that could be derived from our proposed operations, which could increase competition and put downward pressure on prices for our proposed services.

New technologies and regulatory changes, particularly those relating to environmental issues, if any, could impair our prospects, put downward pressure on prices for our proposed dry cleaning services, and adversely affect our operating results. In addition, the competition in our market from the incumbent providers of dry cleaning services may place downward pressure on prices for dry cleaning services, which can adversely affect our operating results. In addition, we could face competition from other companies we have not yet identified or which may enter into the market. If we are not able to compete effectively with these industry participants, our operating results would be adversely affected.

Many of our competitors and potential competitors could have superior resources, which could place us at a cost and price disadvantage. Thus, we may never realize revenues sufficient to sustain our operations, and we may fail in our business and cease operations.

Many of our competitors and potential competitors may have significant competitive advantages, including greater market presence; name recognition; superior financial, technological and personnel resources; superior services and marketing capabilities; and significantly larger customer bases. As a result, some of our competitors and potential competitors could raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing, and sale of services than we can. Also, our competitors’ and potential competitors’ greater brand-name recognition may require us to price our services at lower levels in order to win business. Our competitors' and potential competitors’ financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose.

We depend on third parties for many functions. If the services of those third-parties become unavailable to us, we may not be able to conduct our business. Thus, we may never realize revenues sufficient to sustain our operations, and we may fail in our business and cease operations.

We depend and will continue to depend upon third parties to install and/or upgrade some of our systems, provide equipment and maintenance, and provide our customers ancillary services. We cannot provide any assurances that third-parties will perform their contractual obligations or that they will not be subject to environmental or economic events, which may have a material adverse effect on their ability to provide us with necessary services. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, we may not be able to conduct our business and will have to cease operations.

Our business is seasonal and is affected by general economic conditions.

Like most other retail businesses, our business is seasonal and our operations may be negatively affected by local, regional, or national economic conditions, such as levels of disposable consumer income, consumer debt, interest rates, and consumer confidence. Any economic downturn might cause consumers to reduce their spending, which could negatively affect our business. We cannot assure you that a long economic downturn would not have a noticeable negative effect on us.

Item 9.01 Financial Statements and Exhibits.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheet as of September 30, 2005	F-2

Consolidated Statement of Operations for the period July 19, 2005 (inception)
to September 30, 2005	F-3

Consolidated Statement of Stockholders’ Equity for the period July 19, 2005 (inception)
to September 30, 2005	F-4

Consolidated Statement of Cash Flows for the period July 19, 2005 (inception)
to September 30, 2005	F-5

Notes to Consolidated Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
US Dry Cleaning Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of US Dry Cleaning Corporation and Subsidiaries (the "Company") as of September 30, 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period July 19, 2005 (inception) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of US Dry Cleaning Corporation and Subsidiaries as of September 30, 2005, and the results of their operations and their cash flows for the period July 19, 2005 (inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

On December 30, 2005, the Company completed a reverse merger with a publicly traded “shell” company.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. At September 30, 2005, the Company has negative working capital of approximately $2,805,000. As discussed in Note 1 to the consolidated financial statements, a significant amount of additional capital will be necessary to advance roll up activities to the point at which operations may become profitable. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SQUAR, MILNER, MIRANDA & WILLIAMSON, LLP

December 31, 2005
Newport Beach, California

U.S DRY CLEANING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
September 30, 2005

ASSETS

Current assets:
Cash and cash equivalents	$705,713
Trade and other receivables, net	497,763
Deferred financing costs, net	249,289
Other assets	294,875
Total current assets	1,747,640
Property and equipment, net	683,144
Note receivable	125,000
Intangible assets, net	440,100
Goodwill	5,004,699
Total assets	$8,000,583

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$879,689
Capital lease obligations	87,665
Related party notes payable	163,562
Notes payable	832,769
Related party convertible notes payable	200,000
Convertible notes payable	2,355,000
Deferred tax liability	34,000
Total current liabilities	4,552,685
Capital lease obligatons, net of current	157,947
Related party notes payable, net of current	19,296
Notes payable, net of current	257,831
Deferred tax liability, net of current	147,000
Total liabilities	5,134,759
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock, $0.0001 par value, 20,000,000
shares authorized, 1,200,000 shares issued and outstanding,
liquidation preference of $2.40 per share	2,880,000
Common stock, $0.0001 par value, 50,000,000 shares authorized,
7,689,780 shares issued and outstanding	769
Additional paid-in capital	937,732
Accumulated deficit	(952,677)
Total stockholders' equity	2,865,824
Total liabilities and stockholders' equity	$8,000,583

See accompanying notes to consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
For the period July 19, 2005 (Inception) to September 30, 2005

Net sales	$959,550
Cost of goods sold	642,072
Gross profit	317,478
Operating expenses:
Delivery expenses	81,313
Store expenses	204,946
Sales expenses	97,065
Administrative expenses	340,736
Other expenses	400,468
Depreciation and amortization	51,621
Total operating expenses:	1,176,149
Operating loss	(858,671)
Other (expense) income	(94,006)
Loss before provision for income taxes	(952,677)
Income tax provision	-
Net loss	$(952,677)

Basic and diluted loss per common share	$(0.15)

Basic and diluted weighted average common shares outstanding	6,221,890

See accompanying notes to consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the period July 19, 2005 (Inception) to September 30, 2005

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

July 19, 2005 (Inception)	-	$-	-	$-	$-	$-	$-

Founders shares	-	-	3,875,000	388	(388)	-	-

Reverse merger shares	-	-	678,640	68	(68)	-	-

Insurance of stock for
Coachella Valley Retail	-	-	2,490,000	249	862,751	-	863,000

Issuance of stock for
purchase of SPHI	1,200,000	2,880,000	-	-	-	-	2,880,000

Issuance of stock to
directors for services	-	-	450,000	45	54,315	-	54,360

Issuance of stock to
employees for services	-	-	196,140	19	21,122	-	21,141

Net loss	-	-	-	-	-	(952,677)	(952,677)

September 30, 2005	1,200,000	$2,880,000	7,689,780	$769	$937,732	$(952,677)	$2,865,824

See accompanying notes to consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period July 19, 2005 (Inception) to September 30, 2005

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(952,677)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	51,621
Amortization of deferred financing costs	50,058
Equity instruments issued for compensation	75,501
Changes in operating assets and liabilities:
Accounts receivable	(60,282)
Other assets	155,214
Accounts payable and accrued liabilities	(116,434)
Net cash used in operating activities	(796,999)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(93,464)
Cash of acquired companies	31,045
Net cash used in investing activities	(62,419)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	2,311,645
Deferred financing costs	(299,347)
Repayments on capital lease obligations	(18,026)
Repayments on notes payable	(429,141)
Net cash provided by financing activities	1,565,131
Net increase in cash	705,713
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$705,713

See notes to consolidated financial statements for disclosure of non-cash investing and financing activities.

See accompanying notes to consolidated financial statements.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

1. ORGANIZATION AND NATURE OF OPERATIONS

Organization and Merger

US Dry Cleaning Corporation (“USDC”) is a Delaware corporation that was formed on July 19, 2005, and, on December 30, 2005, completed a “reverse merger” with a “shell company,” as that term is defined in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934. On August 9, 2005, USDC purchased 100% of the outstanding common stock and membership units of Steam Press Holdings, Inc. (“Steam Press”), and Coachella Valley Retail, LLC (“CVR”), respectively, in stock-for-stock type exchanges. USDC, Steam Press, and CVR are hereinafter collectively referred to as the “Company.”

Steam Press owns 100% of Enivel, Inc. (“Enivel”), which does business as Young Laundry & Dry Cleaning (“Young”) in Honolulu, Hawaii. Young was founded in 1902 and operates 13 retail laundry and dry cleaning stores, in addition to providing hotel and other commercial laundry and dry cleaning services. CVR was founded in 2004 and operates five retail laundry and dry cleaning stores under several names in the Palm Springs, California, area.

At July 19, 2005, upon formation, USDC issued approximately 3,875,000 shares of common stock to certain groups and individuals as “founders” stock at par value.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. At September 30, 2005, the Company had negative working capital of approximately $2,805,000 and losses from operations. The Company’s business plan calls for various business acquisitions commonly known as “roll up” acquisitions which will require substantial additional capital. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company intends to fund operations through debt and equity financing transactions and facilitate such fund raising efforts by registering shares of its common stock with the SEC as a public company. However, such financing transactions may be insufficient to fund its planned acquisitions, capital expenditures, working capital and other cash requirements for the fiscal year ending September 30, 2006.

Therefore, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of USDC and its wholly-owned subsidiaries Steam Press and CVR. The accompanying consolidated statements of operations, stockholders’ equity, and cash flows reflect the post-acquisition operations of Steam Press and CVR from August 9, 2005 through September 30, 2005. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include the realization of long-lived assets, the valuation allowance on deferred tax assets, and the allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Concentrations of Credit Risk

The Company currently maintains substantially all of its day-to-day operating cash with several major financial institutions. At times, cash balances may be in excess of amounts insured by the Federal Deposit Insurance Corporation.

The Company’s accounts receivable result primarily from laundry and dry cleaning services rendered to hotels and other commercial customers. The Company extends credit to its commercial customers based upon evaluation of each customer’s financial condition and credit history. The Company generally does not require collateral from commercial customers.

At September 30, 2005, one customer accounted for approximately 16% of gross accounts receivable. No other single customer accounted for more than 10% of gross accounts receivable as of that date. For the period from July 19, 2005 (inception) through September 30, 2005, one customer accounted for approximately 15% of net sales. No other single customer accounted for more than 10% of net sales for such reporting period.

Allowance for Doubtful Accounts Receivable

The Company performs periodic reviews of collectability and provides an allowance for doubtful accounts receivable as management deems necessary. Management considers historical and industry trends in establishing such allowance. Management considers the allowance for doubtful accounts at September 30, 2005 of approximately $26,000 to be adequate to provide for losses, which could be sustained in the realization of these accounts. Although the Company expects to collect net amounts due, actual collections may differ from these estimated amounts.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Financing Costs

Direct costs of securing debt financing are capitalized and amortized over the term of the related debt using the straight-line method. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not significantly extend the useful life of the asset are expensed as incurred. Depreciation is provided over the estimated useful lives of the assets, which range from five to seven years, using accelerated methods. Amortization of equipment under capital leases is provided for using the straight-line method over the lease term or the estimated useful life of the underlying asset, whichever is shorter. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the improvements or the remaining lease term.

Intangible Assets

Statement of Financial Accounting Standards (“SFAS”) No. 142, "Goodwill and Other Intangible Assets," addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. The Company’s identifiable intangible assets consist of customer relationships and the “Young Laundry & Dry Cleaning” trademark in the respective amounts of approximately $108,000 and $332,000 at September 30, 2005. Customer relationships and the trademark are amortized using the straight-line method over the weighted average life of four years and 10 years, respectively. Management considers the straight-line method to be appropriate for customer lists due to the longevity of the customer relationships.

Long-Lived Assets

The Company follows SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. During the reporting period presented, management has determined that no impairment was necessary. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Business Combinations

SFAS No. 141, "Business Combinations," requires that all business combinations be accounted for using the purchase method. See Note 6 for additional information on business combinations during the reporting period.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue on retail laundry and dry cleaning services when the services have been provided and the earnings process is complete. For “walk-in” retail customers, when an order is complete and ready for customer pick-up, the sale and related account receivable are recorded. For commercial customers, the sale is not recorded until the Company delivers the cleaned garments. Generally, the Company delivers the cleaned garments the same day they are dropped off (same-day service).

Advertising

The Company expenses the cost of advertising when incurred. Advertising costs approximated $21,000 for the period July 19, 2005 (inception) through September 30, 2005.

Segments of Business

The Company currently operates in one segment, that being the laundry and dry cleaning business. As noted earlier, the Company is geographically concentrated in Honolulu and Palm Springs. Honolulu revenues approximated 93% of consolidated revenues for the period from July 19, 2005 (inception) through September 30, 2005.

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure of the fair value, if reasonably obtainable, of the Company’s financial instruments. Management believes that the carrying amounts of the Company’s significant financial instruments including cash, trade accounts receivable, notes receivable, accounts payable and accrued liabilities and notes payable approximate their fair value at September 30, 2005 based on their relatively short term nature.

In the opinion of management, the fair value of payables to related parties cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about related-party liabilities (such as the carrying amount, the interest rate, and the maturity date) is provided elsewhere in these notes to the consolidated financial statements.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its growth strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing the expansion of its operations; competition; attracting and retaining qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any new government or environmental regulations. Therefore, the Company is subject to the risks of delays and potential business failure.

Based on the advice of securities counsel, the Company believes that First Virtual Communications, Inc. (“FVC”) (see Note 12) was a viable public shell to affect a “reverse merger” transaction with. FVC’s financial statements for the year ended December 31, 2003 (and prior years) were restated, and were filed with the SEC unaudited. Management and counsel believe that such filing deficiencies will not adversely affect the SEC filing status of the Company presently or in the future.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Risks and Uncertainties (continued)

Management feels that domestic media have generally sensationalized the perceived hazards of Perc to operators, clients and the environment in general. Perc is a volatile, yet non-flammable, substance that requires precautions and proper handling. However, it has proven safe, effective and completely manageable for years and the Company anticipates that its centralized operations and improvements in all facets of the business will further improve the safety for employees, clients and the environment. The Company will continue to utilize perchloroethylene, or “Perc” where permitted on a limited interim basis to assure an orderly transition. To the extent that additional investment for environmental compliance may be necessary, the Company does not anticipate any significant financial impact. The Company believes that it fully complies with all relevant rules and regulations pertaining to the use of chemical agents.

Earnings per Share

Under SFAS No. 128, "Earnings per Share," basic loss per common share is computed by dividing the loss applicable to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding (using the treasury stock method) if the potential common shares had been issued and were dilutive. There were no potentially dilutive common shares at September 30, 2005.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board (“APB”) Opinion No. 25, "Accounting for Stock issued to Employees," and related interpretations. Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123, "Accounting for Stock-Based Compensation", if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, the volatility of the stock’s market price, and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirement of SFAS No. 123, are required to be presented. Other than common stock issued to employees and directors for past services, which were recorded at fair value in the accompanying consolidated financial statements (see Note 8), the Company did not issue any stock based compensation to its employees during the period from July 19, 2005 (inception) through September 30, 2005 and thus the proforma disclosure under SFAS No. 148 “Accounting for Stock-Based Compensation-Transition and Disclosure” is not required.

For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123 and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

Significant Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 123-R which revised SFAS No. 123 and superseded APB No. 25. This Statement eliminates the alternative to use APB No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued. Under APB No. 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS No. 123-R requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date estimated fair value of those awards (with limited exceptions). The adoption of this pronouncement will require the Company to record compensation expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant date estimated fair value of those awards.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

3. NOTES RECEIVABLE

As of September 30, 2005, Enivel had two notes receivable from an employee in the total amount of $15,000. The notes are unsecured, bear no interest and are payable upon demand. The outstanding balance of these notes was $13,800 as of September 30, 2005, which is included in other current assets.

In addition, CVR had two notes receivable from one of its customers for $125,000. The notes accrue interest at 7% per annum, are unsecured and had an original maturity date of October 1, 2009. On November 1, 2005, the two notes were replaced by one note that is unsecured, has an interest rate of 7% and is payable in equal monthly installments of interest and principal commencing on January 1, 2007 until the maturity date of December 31, 2009.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2005:

Delivery equipment and other vehicles	$93,000
Office furniture and equipment	23,000
Store furniture and equipment	67,000
Uniforms	178,000
Machinery and equipment	316,000
Leasehold improvements	45,000
722,000
Less accumulated depreciation and amortization	(39,000)

$683,000

Approximately $233,000 of gross property and equipment has been accounted for as capital leases. Amortization of property and equipment accounted for as capital leases totaled approximately $24,000 during the period from July 19, 2005 (inception) through September 30, 2005. See Note 9 for additional information.

5. NOTES PAYABLE

Notes Payable:

Note payable to bank, collateralized by Young’s bank accounts, receivables, certain equipment, contract rights, and insurancee policies, payable in monthly installments of principal and interest of $6,842, bearing annual interest at 10.5%, and maturing November 1, 2007.	$156,000

Note payable to a bank, collateralized by substantially all assets of Young, payable in monthly installments of principal and interest of $8,502, bearing annual interest at 6.5%, maturing April 1, 2007.	144,000

Note payable to bank, collateralized by substantially all assets of Young, payable in monthly installments of $2,863, bearing annual interest at 9.2%, maturing July 22, 2008.	87,000

Note payable to bank, collateralized by substantially all assets of Young, payable in monthly installments of principal and interest of $1,875, bearing annual interest at 8%, maturing December 20, 2007.	48,000

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

Note payable to vendor, collateralized by substantially all assets of Young, payable in monthly installments of principal and interest of $5,088, bearing interest at 7.5%, maturing July 15, 2008.	160,000

Note payable, in monthly principal and interest installments of $933, bearing al interest annual interest at 14%, and matured December 15, 2005.	80,000

Note payable, interest only bearing annual interest of 10%, and matured January 12, 2006.	400,000

Note payable to vendor, collateralized by a Company vehicle, payable in monthly installments of $381, bearing no interest and maturing on September 25, 2009.	16,000
1,091,000

Related Party Notes Payable: Note payable to a related party, collateralized by Young’s bank accounts, receivables, certain equipment, contract rights, and insurance policies, payable in monthly installments of $3,759, bearing annual interest at 6.5%, and maturing September 9, 2009.	159,000

Note payable to a related party, collateralized by Young’s bank accounts, receivables, certain equipment, contract rights, and insurance policies, payable in monthly installments of $513, bearing annual interest at 4.9%, and maturing August 24, 2009.	24,000
183,000

Convertible Notes Payable:

Senior secured convertible promissory notes, bearing annual interest at 10%, payable quarterly, due in November 2006, convertible into Company common stock at a fixed conversion price of $1.00 per share, collateralized by substantially all assets of the Company.
2,355,000
Related Party Convertible Notes Payable:
Senior secured convertible promissory notes payable to a related party, bearing annual interest at 10%, payable quarterly, due in November 2006, convertible into Company common stock at a fixed conversion price of $1.00 per share, collateralized by substantially all assets of the Company.	200,000

$3,829,000
Less current portion	3,552,000
$277,000

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

In connection with the senior secured convertible promissory notes discussed above, the Company incurred $299,000 of debt issuance costs which were capitalized and are included in deferred financing costs in the accompanying consolidated balance sheet. Such costs are being amortized to interest expense over the one-year term of the related notes using the interest method. Amortization related to such deferred financing costs for the period July 19, 2005 (inception) to September 30, 2005 approximated $50,000.

In September 2005, $800,000 of CVR debt was converted to $800,000 of the Company’s $3,048,000 senior secured notes discussed above. The terms and conditions of the debt were substantially the same.

Future minimum principal payments due on notes payable for the years ending on September 30 were as follows:

2006	$3,035,000
2007	348,000
2008	247,000
2009	199,000

$3,829,000

6. BUSINESS COMBINATIONS

Overview

In order to measure and allocate the purchase price of the business combinations discussed below, management estimated the fair value of the acquirees' net assets and the non-cash portion of the purchase price using the valuation methodologies described in this Note. The purchase price allocations relating to such transactions are summarized as follows:

Cash	$31,000
Accounts receivable, net	437,000
Prepaid and other current assets	210,000
Property and equipment, net	628,000
Notes and other receivables	466,000
Customer relationship assets	113,000
Trade name/trademarks	340,000
Goodwill	4,649,000
Less liabilities assumed	(3,131,000)

$3,743,000

The description in this Note of the methodologies used to estimate the fair value of goodwill and identifiable intangible assets generally applies to both of the business combinations discussed below. These valuation methodologies are based on estimates which are inherently uncertain, and are dependent on future events and management's assumptions. Such estimates are subjective in nature. The business combinations described in this Note were not taxable events to the Company.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

6. BUSINESS COMBINATIONS (continued)

Goodwill

A deferred tax liability of approximately $356,000, which increased the goodwill amount in the above table, was recorded to account for the estimated tax effect of non-deductible amortization of identifiable intangible assets acquired in the transactions. Though such liability arose in accounting for the acquisition of Steam Press Holdings, Inc. discussed below, it is not a liability that was assumed from the sellers in connection with that transaction. The deferred tax liability is relieved by reducing deferred income tax expense as the related assets are amortized for financial reporting purposes. Thus, the business combinations discussed in this Note resulted in total goodwill of approximately $5,005,000.

A summary of the September 30, 2005 balance of goodwill resulting from the business combinations described in this Note is presented below:

Steam Press Holding, Inc	$3,341,000
Coachella Valley Retail	1,308,000

Sub-total	4,649,000
Impact of deferred tax liability	355,699

Total goodwill at September 30, 2005	$5,004,699

Goodwill is not deductible for income tax purposes under the tax laws of the United States of America.

In a business combination, GAAP requires that any excess of the purchase price over the estimated fair value of net assets acquired (including identifiable intangible assets) be recorded as goodwill.

Customer Relationship Assets

The estimated fair value of the customer relationship assets (“CRA”) is being amortized on a straight-line basis over an estimated useful life of approximately four years. The caption "Intangible assets, net" in the accompanying consolidated balance sheet includes CRA of approximately $106,000 net of accumulated amortization of $7,000 at September 30, 2005. Annual amortization of such assets is estimated at $40,000 for fiscal 2006; $17,000 for fiscal 2007-2009; and approximately $15,000 for fiscal 2010.

Management concluded that the straight-line method of amortization is appropriate for the Company's CRA, and that such method produces costs which reasonably correspond with the distribution of expected revenues in all material respects.

Steam Press provides dry cleaning services to commercial and retail customers that include clothing, linens, uniforms, mats and specialty items such as leather, silk and lace. Steam Press has been operating as “Young Laundry & Dry Cleaning” in the State of Hawaii (on the island of Oahu) for approximately 100 years, and is considered to have a loyal customer base; thus, it is management's opinion that sales to its customers are likely to continue.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

6. BUSINESS COMBINATIONS (continued)

The Steam Press CRA relate to three-year contracts and non-contractual “walk in” customers. The likelihood of renewal is considered high because these customers have established a relationship structured around their needs, with the reputation of Young Laundry & Dry Cleaning expected to result in continual customer satisfaction.

As contemplated by GAAP, a customer relationship exists when an entity has information about the customer and is in regular contact with the customer, who in turn has the ability to make direct contact with the entity. Management estimated the fair value of the customer relationship assets and their useful lives based on a discounted cash flow analysis over 18 months for contractual customers and 10 years for non-contractual customers.

Trade Name/Trademark Assets

The estimated fair value of the trade name/trademark assets of Young Laundry & Dry Cleaning (“Trade Assets”) is being amortized on a straight-line basis over an estimated useful life of ten years. The caption "Intangible assets, net" in the accompanying consolidated balance sheet includes Trade Assets of approximately $334,000 net of accumulated amortization of $6,000 at September 30, 2005. Annual amortization of such assets is estimated at $34,000 for fiscal 2006-2010.

Management concluded that the straight-line method of amortization is appropriate for the Company's Trade Assets and that such method produces costs which reasonably correspond with the distribution of expected revenues in all material respects. Management estimated the fair value of the Trade Assets and their useful life using a discounted cash flow analysis for a period of ten years.

Steam Press Holdings, Inc.

On August 9, 2005, USDC agreed to acquire Steam Press and its subsidiary Enivel, both of which are Hawaii corporations. The principal business of Steam Press is dry cleaning services for commercial and retail customers that include clothing, linens, uniforms, mats and specialty items such as leather, silk and lace. The primary operating area of Steam Press is the island of Oahu in the State of Hawaii. For financial reporting purposes, the Company recorded the acquisition as of August 1, 2005.

Under the terms of the Acquisition Agreement, USDC purchased substantially all of Steam Press's tangible and intangible assets associated with its dry cleaning business for a total price of $2,880,000 which was satisfied as follows:

On the effective date, 5,000 shares of Steam Press issued and outstanding common stock were exchanged for the right to receive 1,200,000 shares of fully paid and non-assessable USDC voting preferred stock with a par value of $0.0001 per share and a liquidation preference of $2.40 per share. Each such share of USDC preferred stock is convertible into one share of USDC common stock upon completion of a reverse merger with a publicly traded company and the subsequent listing of the post-merger entity’s common stock on a stock exchange, national quotation system (OTC Bulletin Board), or the “Pink Sheets”.

The fair value of the USDC preferred stock issued to the former Steam Press stockholders was estimated based on the liquidation value of $2.40 per share for a total value of $2,880,000.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

6. BUSINESS COMBINATIONS (continued)

Steam Press Holdings, Inc. (continued)

Based on the valuation methodologies described above, the purchase price was allocated to the acquired net assets of Steam Press as follows:

Cash	$5,000
Accounts receivable, net	391,000
Prepaid and other current assets	202,000
Property and equipment, net	389,000
Customer relationship assets	113,000
Trade name/trademarks	340,000
Goodwill	3,341,000
Less liabilities assumed	(1,901,000)

$2,880,000

The liabilities assumed and the goodwill in the table immediately above exclude the deferred tax liability arising in purchase accounting (see discussion of such liability in the "Goodwill" section of this Note).

The principal reason that USDC agreed to pay a purchase price for Steam Press in excess of its recorded net assets plus the estimated fair value of its identifiable intangible assets was to acquire an established revenue stream.

Coachella Valley Retail, LLC

On August 9, 2005, USDC agreed to acquire Coachella Valley Retail, LLC ("CVR"), a California limited liability corporation. CVR’s principal business is providing dry cleaning services to commercial and retail customers that include clothing, linens, uniforms, mats and specialty items. The primary operating areas of CVR are Southern California and Las Vegas, Nevada. For financial reporting purposes, the Company recorded the CVR acquisition as of August 1, 2005.

Under the terms of the Acquisition Agreement, the Company purchased substantially all of CVR's tangible and intangible assets associated with its dry cleaning business for a total price of $863,000, which was satisfied as follows:

On the effective date, the issued and outstanding equity interests in CVR were exchanged for the right to receive 2,490,000 shares of fully paid and non assessable USDC voting common stock with a par value of $0.0001.

The fair value of the USDC common stock issued to the stockholders was based on the estimated fair value of the net assets of CVR estimated at $863,000.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

6. BUSINESS COMBINATIONS (continued)

Coachella Valley Retail, LLC (continued)

Based on the valuation methodologies described above, the purchase price was allocated to the acquired net assets of CVR as follows:

Cash	$26,000
Accounts receivable, net	46,000
Prepaid and other current assets	8,000
Property and equipment, net	239,000
Notes and other receivables	466,000
Goodwill	1,308,000
Less liabilities assumed	(1,230,000)

$863,000

The principal reason that USDC agreed to pay a purchase price for CVR in excess of its recorded dry cleaning-related net assets was to acquire an established revenue stream.

Pro Forma Financial Information

Certain pro forma financial information of the Company is presented below, based on the assumption that the above acquisitions occurred at the beginning of the period July 19, 2005 (inception) to September 30, 2005.

Unaudited Consolidated Pro Forma Financial Information
Revenue	$1,504,000
Net loss	(1,111,000)
Basic and diluted loss
per common share	$(0.14)

7. INCOME TAXES

The Company did not record any income tax expense or benefit for the period from July 19, 2005 (inception) through September 30, 2005 due to its net losses and a 100% deferred tax asset valuation allowance. The Company’s deferred income tax assets and liabilities result principally from net operating losses and depreciation and amortization.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

7. INCOME TAXES (continued)

The net deferred income tax asset consisted of the following as of September 30, 2005:

Deferred income tax assets	$1,734,000
Deferred income tax liabilities	181,000
1,553,000
Less valuation allowance	(1,553,000)
$-

The income tax benefit differs from that which would result from applying the federal statutory tax rate to the pre-tax loss due principally to recording state income taxes and a 100% valuation allowance.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generating future taxable income during the periods in which temporary differences become deductible. Management considers projected future taxable income (if any) and tax planning strategies in making this assessment. Based upon the historical results of operations and projections for future taxable income during the years in which the deferred tax assets are deductible, management has established a 100% valuation allowance on net deferred tax assets at September 30, 2005.

As of September 30, 2005, the Company had net operating loss carry forwards for federal and state purposes of approximately $2,900,000, and $3,000,000, respectively, expiring at various dates through 2025 for both federal and state purposes. The utilization of some or all of the Company’s net operating losses could be restricted now or in the future by the significant change in ownership as defined in Section 382 of the Internal Revenue Code of 1986, as amended, as a result of the reverse merger.

8. EQUITY TRANSACTIONS

Convertible Preferred Stock

The Company has authorized 20,000,000 shares of par value $.0001 convertible preferred stock and issued 1,200,000 shares to the former stockholder and certain creditors of Steam Press and Enivel. The rights and privileges associated with the Company’s preferred stock provide for no dividends, a liquidation preference of $2.40 per share, voting rights equal to those of common stockholders, and conversion into Company common stock on a one-for-one basis any time at the sole discretion of the stockholder. The outstanding preferred stock will automatically convert to common stock on the completion of a reverse merger with a publicly traded company and either (a) the listing of the post-merger entity’s common stock on any stock exchange or (b) its inclusion on a national quotation system, such as the OTCBB or the Pink Sheets. As discussed in Note 12, such merger was completed on December 30, 2005. The Company is obligated to register 693,750 shares of its preferred stock (or related post-conversion common stock) such that it is freely tradable no later than December 31, 2005 or incur a penalty of approximately $12,000 per month until such time as the registration statement is declared effective by the SEC. As of December 31, 2005, the Company had not filed any registration statement. The Company has also agreed to indemnify the stockholders holding 600,000 of the aforementioned preferred shares in the event they incur income tax liabilities in excess of $250,000 as a result of their pre-acquisition exchange of debt for equity in Steam Press.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

8. EQUITY TRANSACTIONS (continued)

Common Stock

During September 2005, the Company issued 196,140 shares of its restricted common stock as employee awards with an estimated fair value of $21,141. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During the period from July 19, 2005 (inception) to September 30, 2005, the Company issued 450,000 shares of common stock to directors with an estimated fair value of $54,360 in connection with their services as directors.

Warrants

The Company issued 1,500,000 warrants to purchase Company common stock to each of the two founding shareholders. Such warrants are exercisable at $.01 per share should the Company achieve certain annualized revenues in any one month as follows: i) If the revenue growth exceeds $60 million, 60% of the potential 1,500,000 warrants vest, ii) if the revenue growth exceeds $80 million, 80% of the potential 1,500,000 warrants vest and iii) if revenue growth exceeds $100 million, 100% of the potential 1,500,000 warrants vest. The warrants expire on December 31, 2006.

A summary of warrants outstanding follows:
	Number of Shares	Weighted-Average Exercise Price
Warrants outstanding at July 19, 2005 (inception)	-	-
Granted	3,000,000	$0.01
Exercised	-	-
Expired or forfeited	-	-

Warrants outstanding at September 30, 2005	3,000,000	$0.01

The number of outstanding and exercisable warrants as of September 30, 2005 is provided below:

	Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Life (Years)	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Life (Years)
$0.01	3,000,000	$0.01	1.25	-	-	-

	3,000,000			-

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

8. EQUITY TRANSACTIONS (continued)

The Company believes the fair value of the warrants is more determinable than the fair value of the related services and estimated the fair value of the warrants on the date of grant to be $330,000. Since the warrants do not become exercisable until on of the contingent vesting events described above occur, the Company recorded such amount as deferred compensation, which has been offset in additional paid-in capital in the stockholders’ equity section of the accompanying condensed consolidated balance sheet, and will not amortize any such amount to expense until a vest event occurs. If the warrants expire before any such vesting occurs, they will reverse the accounting, which will have no net effect on additional paid-in capital and stockholders’ equity. If any such vesting does occur, the Company may be required to adjust the fair value of the warrants to their then estimated fair value and such amount would be immediately expensed. The Company believes the likelihood of any of the contingent events occurring is remote.

Fair Value Disclosure

The fair value of warrants was estimated using the Black-Scholes pricing model using the following weighted average assumptions:

Weighted-average expected life (years)	1.25
Annual dividend per share	$-
Risk-free interest rate	3.44%
Volatility	0%

9. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its Honolulu and Palm Springs plant and office facilities under non-cancelable operating leases extending through August 2010.

Future minimum payments under such operating leases for the years ending September 30 are as follows:

2006	$571,000
2007	470,000
2008	406,000
2009	330,000
2010	314,000

$2,091,000

Rent expense for the period July 19, 2005 (inception) to September 30, 2005 approximated $138,000.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005
9. COMMITMENTS AND CONTINGENCIES (continued)

Capital Lease Obligations

The Company leases various office and plant equipment accounted for as capital leases. The balance of these capital lease obligations at September 30, 2005 was approximately $246,000. The future minimum payments under the capital lease obligations for the years ending September 30 approximated the following:

2006	$116,000
2007	76,000
2008	49,000
2009	30,000
271,000
Less imputed interest	(25,000)

$246,000

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits or disputes with third parties incidental to the normal operations of the business.

Employment Contracts

During July 2005, the Company entered into a three-year employment contract with its President and CEO obligating the Company to pay six months’ salary and any accrued bonuses upon any termination without cause.

Consulting Agreement

The Watley Group, LLC (“Watley”), an entity owned by one of the Company’s stockholders, is entitled to a consulting fee equal to 10% of the first $10,000,000 of bridge capital in the form of senior secured convertible notes and other debt or equity financing which it raises for Company financing and 7.5% of any amount aggregate gross proceeds of such financing in excess of $10,000,000. Watley is also entitled to 5% of the first $10,000,000 of any commercial debt, subordinated debt, mezzanine debt and other debt or leasing facility and 2.5% of any amount of borrowings or lease transactions in excess of $10,000,000. If warrants or other equity instruments are granted in connection with such a borrowing or lease transaction, the Company will pay a fee to Watley equivalent to 10% of the total amount of funds to be received by the Company upon exercise of the warrants or for other equity instruments on an as received by the Company basis. In addition, Watley is entitled to 6% of the first $5,000,000 of the value of any enterprise that it assists the Company acquire or merge into and 3% of the value of any such entity in excess of $5,000,000. The agreement expires in July 2007.

Stock Registration Rights

As discussed in Note 8 regarding preferred stock, the Company will incur penalties of approximately $12,000 per month until such time as it registers certain common stock with the SEC.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

10. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) plan for all employees of Young with at least one year of service. The Company does not match any employee contributions and made no discretionary contributions for the period July 19, 2005 (inception) to September 30, 2005.

11. RELATED PARTY TRANSACTIONS

Anthony J. A. Bryan, a member of the Company’s Board of Directors (“BOD”) is the father of Mr. John Bryan, who is the Chief Executive Officer of The Watley Group (“Watley”). In connection with the Watley consulting agreement described in Note 9, Watley received consulting fees from the Company of approximately $240,000 during the period from July 19, 2005 (inception) through September 30, 2005. Additionally, Watley received 924,002 shares of the Company’s “founders” common stock upon formation of the Company.

Mr. Martin Brill, a Director and attorney for the Company, received 102,666 of the Company’s “founders” common stock in connection with his services in introducing Watley to the Company.

On September 15, 2005 the BOD acknowledged an agreement between Watley and the Chairman of the Company’s BOD, Mr. Robbie Lee, whereby Mr. Lee receives a fee from Watley in an amount equivalent to the 3% of the first $5.0 million of enterprise value and .5% of the enterprise value in excess of $5.0 million in connection with acquisitions for which Watley receives an acquisition success fee from the Company. During the period from July 19, 2005 (inception) through September 30,2005, Mr. Lee received fees from Watley of approximately $50,000. Additionally, Mr. Lee was paid approximately $69,000 by the Company for consulting fees during such period.

On September 15, 2005 the BOD also ratified the issuance of warrants to purchase 1,500,000 shares of the Company’s common stock for $0.01 to both Watley and Mr. Lee. See the “Warrants” section of Note 8 for additional information.

12. SUBSEQUENT EVENTS (UNAUDITED)

Related Party Notes Payable

During October 2005, the Company received $220,000 from one of the Company’s director as final issuance of the Company’s senior secured convertible promissory note subscription that closed November 1, 2005, bearing annual interest at 10%, payable quarterly, due in August 2006 and September 2006, convertible into Company common stock at a fixed conversion price of $1.00 per share, collateralized by substantially all assets of the Company.

Other Notes Payable

On December 30, 2005, the Company completed a reverse merger with a publicly traded “shell” company called First Virtual Communications, Inc. (“FVC”). FVC was in Chapter 11 bankruptcy; its plan of reorganization was confirmed on November 29, 2005 providing for a reverse merger with the Company and that the unsecured creditors of FVC will receive approximately 3% of the equity interest in the post-merger entity. The shareholders of the Company at September 30, 2005 acquired the remaining 97% of FVC’s equity interest.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

12. SUBSEQUENT EVENTS (UNAUDITED) (continued)

On October 19, 2005, the Company entered into a two-year employment agreement with Mr. Haddon Libby, its Chief Financial Officer. Under terms of such agreement, Mr. Libby shall be compensated at the rate of $150,000 annually. Mr. Libby also received 300,000 shares of restricted common stock as a start-up bonus with a value of $0.1208 per share. Mr. Libby also qualifies for certain other benefits and a discretionary bonus. This agreement also obligates the Company to pay six months’ salary upon any termination without cause.

During October 2005, the Company received $228,000 as final issuance of the Company’s senior secured convertible promissory note subscription that closed November 1, 2005, bearing annual interest at 10%, payable quarterly, due in August 2006 and September 2006, convertible into Company common stock at a fixed conversion price of $1.00 per share, collateralized by substantially all assets of the Company.

During November 2005, the Company issued 1,750,000 shares of its restricted common stock to the holders of the Company’s Senior Secured Convertible Promissory Notes as part of the units purchased with a value of $198,113. The value was determined through the calculation of the relative fair value under the guidelines of Accounting Principles Board Opinion No. 14. Such amount is being amortized to interest expense over the maturity period in accordance with EITF No. 00-27. The transaction described in this paragraph constituted an exempt offering under Section 3(a) (9) of the Securities Act.

During November 2005, the Company issued 100,000 shares of its restricted common stock to an employee as compensation valued at $12,080. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During November 2005, the Company entered into a five year note with a financial institution for approximately $40,000; with payments of approximately $800 per month.

During December 2005, the Company received $630,000 in senior secured convertible debentures, issued to investors, bearing annual interest at 10%, payable quarterly and convertible into Company common stock at a fixed conversion price of $5.00 per share.

During January 2006, the Company issued 300,000 shares of its restricted common stock to the Company’s CFO as required by his employment contract with a value of $36,240. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During March 2006, the Company completed the purchase of the assets of a cleaning operation in Southern California for approximately $102,000 in cash and a promissory note for $85,000 at 9% per annum. The interest will accrue for one year at which time installment payments will begin with the principal balance due on February 26, 2008.

During the quarter ending March 31 2006, the Company received $2,507,500 in senior secured convertible debentures issued to investors bearing annual interest at 10%, payable quarterly and convertible into Company common stock at a fixed conversion price of $5.00 per share. On April 4, 2006 the Company’s Board of Directors amended the conversion price of $5.00 per share to $2.50 per share if converted on or before May 15, 2006; $3.33per share if converted after May 15, 2006 but on or before June 30, 2006; $5.00 per share if converted after June 30, 2006 for the inducement to convert debenture debt to equity.

U.S. DRY CLEANING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period July 19, 2005 (Inception) to September 30, 2005

12. SUBSEQUENT EVENTS (UNAUDITED) (continued)

In accordance with EITF No. 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” (“EITF No. 96-19”), EITF No. 05-7 “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues”, and EITF No. 06-6 “Application of EIFT Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues”, the Company evaluated the fair value of the conversion option immediately before and after the modification of the conversion price and determined that the change in fair value was not deemed to be substantially different, as defined by EIFT No. 96-19, as amended and, therefore, the modification was not accounted for as a debt extinguishment. Additionally, since such change in fair value was deemed to be insignificant, no additional discount to accrete to interest expense was recorded in accordance with EIFT No. 06-6.

During the quarter ending March 31 2006, the Company entered into several four year capital leases for equipment for approximately $102,000; with payments of approximately $2,900 per month. In addition, the Company entered into a four year capital lease for computer hardware and software for approximately $32,000; with payments of approximately $800 per month.

During May 2006, the Company received $2,180,500 in senior secured convertible debentures, issued to investors along with $80,000 in existing notes payable converting to senior secured convertible debentures. The debentures bear annual interest at 10%, payable quarterly and convertible into Company common stock at a fixed conversion price of $5.00 per share. On April 4, 2006 the Company’s Board of Directors amended the conversion price of $5.00 per share to $2.50 per share if converted on or before May 15, 2006; $3.33 per share if converted after May 15, 2006 but on or before June 30, 2006; $5.00 per share if converted after June 30, 2006 for the inducement to convert senior notes to equity.

During May 2006, the Company issued 3,722,492 shares of its restricted common stock for conversion of $3,500,000 in senior notes payable plus $38,282 in accrued interest. The transaction described in this paragraph constituted an exempt offering under Section 3(a)(9) of the Securities Act.

During May 2006, the Company issued 2,092,698 shares of its restricted common stock for conversion of $5,053,000 in senior debentures plus $71,498 in accrued interest. The transaction described in this paragraph constituted an exempt offering under Section 3(a)(9) of the Securities Act.

During May 2006, the Company issued 525,300 shares of its restricted common stock to the holders of the Company’s Senior Secured Convertible Debentures as part of the units purchased with a value of $250,143 which was recorded as a discount against the face amount of the notes and is being accreted to interest expense over the terms of the notes. The value was determined through the calculation of the relative fair value under the guidelines of APB No. 14. The transaction described in this paragraph constituted an exempt offering under Section 3(a)(9) of the Securities Act.

During August 2006, the Company entered into a one year exclusive investment banking services agreement with Marino Capital Partners for approximately $45,000 in a cash upfront commitment fee; 13% cash success and non-accountable expense fee; warrants equal to 10% of gross investment raised and up to 500,000 in performance warrants.

(d) Exhibits.

Exhibit	Description of Exhibit
3.1	Certificate of Merger of U.S. Dry Cleaning Corporation With and Into First Virtual Communications, Inc. filed with the Delaware Secretary of State on December 30, 2005.
10.1	Agreement and Plan of Merger between First Virtual Communications, Inc. (renamed US Dry Cleaning Corporation) and US Dry Cleaning Corporation dated September 21, 2005.
10.2	Agreement and Plan of Merger between US Dry Cleaning Corporation and Steam Press Holdings, Inc. dated August 8, 2005.
10.3	Agreement and Plan of Merger between US Dry Cleaning Corporation and Coachella Valley Retail, LLC. Dated August 9, 2005.
10.4	Employment Agreement between US Dry Cleaning Corporation and Michael E. Drace dated July 29, 2005.
10.5	Employment Agreement between US Dry Cleaning Corporation and Haddon B. Libby dated October 21, 2005.
10.6	Consulting Agreement between US Dry Cleaning Corporation and The Watley Group LLC dated July 12, 2005.
10.7	US Dry Cleaning Corporation Senior Secured Convertible Promissory Note for August 2005.
10.8	US Dry Cleaning Corporation Senior Secured Convertible Promissory Note for February 2005.
10.9	US Dry Cleaning Corporation Election to Convert Senior Secured Convertible Promissory Notes.
10.10	Engagement Agreement for Investment Banking Services between Marino Capital Partners, Inc. and US Dry Cleaning Corporation dated August 24, 2006.
99.1	Press Release dated December 30, 2005 filed with the SEC on December 30, 2005.
99.2	Audited financial statements for Enivel, Inc, for the Year Ended September 30, 2004 and Ten Months Ended July 31, 2005.
99.3	Audited financial statements for Enivel, Inc, for the Year Ended September 30, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2006	US DRY CLEANING CORPORATION

	By:	/s/ Michael E. Drace
Michael E. Drace
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
3.1	Certificate of Merger of U.S. Dry Cleaning Corporation With and Into First Virtual Communications, Inc. filed with the Delaware Secretary of State on December 30, 2005.
10.1	Agreement and Plan of Merger between First Virtual Communications, Inc. (renamed US Dry Cleaning Corporation) and US Dry Cleaning Corporation dated September 21, 2005.
10.2	Agreement and Plan of Merger between US Dry Cleaning Corporation and Steam Press Holdings, Inc. dated August 8, 2005.
10.3	Agreement and Plan of Merger between US Dry Cleaning Corporation and Coachella Valley Retail, LLC. Dated August 9, 2005.
10.4	Employment Agreement between US Dry Cleaning Corporation and Michael E. Drace dated July 29, 2005.
10.5	Employment Agreement between US Dry Cleaning Corporation and Haddon B. Libby dated October 21, 2005.
10.6	Consulting Agreement between US Dry Cleaning Corporation and The Watley Group LLC dated July 12, 2005.
10.7	US Dry Cleaning Corporation Senior Secured Convertible Promissory Note for August 2005.
10.8	US Dry Cleaning Corporation Senior Secured Convertible Promissory Note for February 2005.
10.9	US Dry Cleaning Corporation Election to Convert Senior Secured Convertible Promissory Notes.
10.10	Engagement Agreement for Investment Banking Services between Marino Capital Partners, Inc. and US Dry Cleaning Corporation dated August 24, 2006.
99.1	Press Release dated December 30, 2005 filed with the SEC on December 30, 2005.
99.2	Audited financial statements for Enivel, Inc, for the Year Ended September 30, 2004 and Ten Months Ended July 31, 2005.
99.3	Audited financial statements for Enivel, Inc, for the Year Ended September 30, 2003